Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CFO and Senior Managing Director
dhyzak@mainstcapital.com
713-350-6000

Dennard • Lascar Associates
Ken Dennard / ken@dennardlascar.com
Jenny Zhou / jzhou@dennardlascar.com
713-529-6600

Main Street Announces Standard & Poor’s Investment Grade Rating

Main Street Receives BBB Rating with Stable Outlook

HOUSTON, September 25, 2014 — Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) announced today that Standard & Poor’s Ratings Services (“S&P”) has assigned Main Street an investment grade credit rating of BBB with a stable outlook.  Factors cited by S&P in support of its rating include Main Street’s consistent operating history as evidenced by the growth in its net asset value per share, consistent coverage of its regular monthly dividends with net investment income and no return of capital distributions since Main Street’s initial public offering in 2007.  S&P also noted Main Street’s sound investment process, risk management and diversified investment portfolio as positive rating factors, along with Main Street’s ability to complete accretive equity offerings due to its common stock trading at a premium to its net asset value per share, the significant management ownership of Main Street common stock, which aligns management’s interests with Main Street’s stakeholders’, Main Street’s efficient and leverageable internally-managed operating structure and its external asset management business, which provides revenue diversification and an opportunity for additional returns in the future.

“We are extremely pleased with the investment grade rating assigned to us by Standard & Poor’s, which is a positive reflection of our strategy, team and processes as well as the credit quality and investment performance of our portfolio,” said Vincent D. Foster, Main Street’s Chairman, President and Chief Executive Officer.

S&P stated that its stable outlook for this rating reflects its expectation that Main Street will continue to cover its regular monthly dividends with net investment income, maintain satisfactory levels of financial leverage and maintain positive investment performance.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.  Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street’s common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “MAIN.” In addition, Main Street has outstanding 6.125% Notes due 2023, which trade on the NYSE under the symbol “MSCA.”

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements which are based upon Main Street management’s current expectations and are inherently uncertain. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Main Street’s control, and that Main Street may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual performance and results could vary materially from these estimates and projections of the future. Such statements speak only as of the time when made and are based on information available to Main Street as of the date hereof and are qualified in their entirety by this cautionary statement. Main Street assumes no obligation to revise or update any such statement now or in the future.

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